EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report, dated January 21, 2005, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) for the years ended December 31, 2004 and 2003, included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, and No. 333-45216.

/s/ McGladrey & Pullen, LLP

Minneapolis, MN
March 21, 2005